Exhibit 5.4

November 26, 2013

Education Management Corporation

210 Sixth Avenue, 33rd Floor

Pittsburgh, PA 15222

Re:	Education Management Corporation

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Minnesota counsel to AIIM Restaurant, Inc., a Minnesota corporation, and Argosy University Family Center, Inc., a Minnesota corporation (collectively, the “Minnesota Guarantors”), which are indirect subsidiaries of Education Management Corporation, a Pennsylvania corporation (the “Issuer”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Issuer and the subsidiaries of the Issuer listed in the Registration Statement, including the Minnesota Guarantors, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale by the Issuer of, among other securities, up to $1,000,000,000 aggregate principal amount of debt securities and related debt guarantees (the “Guarantees”) by the Minnesota Guarantors and certain other subsidiaries listed in the Registration Statement (collectively, the “Guarantors”) to be issued and sold under the provisions of an indenture in substantially the form filed as an exhibit to the Registration Statement among the Issuer, the Guarantors and a trustee selected by the Issuer (the “Indenture”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Registration Statement.

In rendering our opinions expressed below, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In addition, we have reviewed certificates of public officials, statutes, records and other instruments and documents as we have deemed necessary to form a basis for the opinions hereinafter expressed. In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, (v) the authenticity of the originals of such latter documents, (vi) no changes will be made in the organizational documents of the Minnesota Guarantors from those certified to us as of the date hereof, and (vii) the Indenture which is executed by the Issuer and the Guarantors (including the Minnesota Guarantors) in connection with an issuance of debt securities and Guarantees is identical in all material respects to the form of indenture filed as an exhibit to the Registration Statement. With regard to certain factual matters, we have relied, without independent investigation or verification, upon certificates, statements and representations of representatives of the Minnesota Guarantors and the Issuer, including without limitation those factual matters included in the Registration Statement.

November 26, 2013

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. The Minnesota Guarantors are validly existing and in good standing as corporations under the laws of the State of Minnesota and have all requisite power to conduct their respective businesses and to own their respective properties (all as described in the Registration Statement) and to execute, deliver and perform the Indenture and their respective Guarantees under the Indenture to which they are a party and, upon taking all requisite organizational action by the Minnesota Guarantors in accordance with their respective organizational documents, will have taken the required steps to authorize the execution and delivery of the Indenture and the Guarantees.

2. The execution, delivery and performance by the Minnesota Guarantors of the Indenture, including any Guarantees set forth therein, will not violate any provision of statutory law or regulation of the State of Minnesota applicable to the Minnesota Guarantors.

The opinions set forth above are subject to the following qualifications and exceptions:

In rendering the foregoing opinions we express no opinion as to the effect (if any) of laws of any jurisdiction except those of the State of Minnesota. This opinion letter has been prepared for your use in connection with the Registration Statement and may not be relied upon for any other purpose. This opinion speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement even though the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

This opinion may only be relied upon by the Issuer and may not be relied upon by any other person or entity or for any other purpose without our prior written consent. We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm Morgan, Lewis & Bockius LLP in and in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. We hereby consent to the references in the Registration Statement to our Firm under the caption “Validity of Securities” and to the inclusion of this opinion as Exhibit 5.4 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Barnes & Thornburg LLP Barnes & Thornburg LLP